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                  PROXY FOR THE SPECIAL MEETING OF UNITHOLDERS
                      OF MAUNA LOA MACADAMIA PARTNERS, L.P.
                           TO BE HELD JUNE 26, 1998
                     THIS PROXY IS SOLICITED ON BEHALF OF
             MAUNA LOA RESOURCES INC., THE MANAGING GENERAL PARTNER

     The undersigned hereby nominate(s), constitute(s) and appoint(s) James
H. Case and Ralph C. Hook, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the special meeting of Unitholders (the "Meeting") of Mauna Loa Macadamia Partners, L.P. (the "Partnership"), to be held at 10:00 a.m., Hawaii time, on June 26, 1998 at the offices of Carlsmith Ball Wichman Case & Ichiki, 1001 Bishop Street, Pacific Tower, Suite 2200, Honolulu, Hawaii, and at any and all adjournments thereof, and to vote as specified herein the number of Class A Units which the undersigned, if personally present, would be entitled to vote.




                     PLEASE SIGN AND DATE ON REVERSE SIDE




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                                                       Please mark
                                                       your votes as  /X/
                                                       indicated in
                                                       this example


  1.  FOR   AGAINST   ABSTAIN  2(d). FOR   AGAINST   ABSTAIN
      / /    / /       / /           / /    / /       / /

2(a). FOR   AGAINST   ABSTAIN  2(e). FOR   AGAINST   ABSTAIN
      / /    / /       / /           / /    / /       / /

2(b). FOR   AGAINST   ABSTAIN  2(f). FOR   AGAINST   ABSTAIN
      / /    / /       / /           / /    / /       / /

2(c). FOR   AGAINST   ABSTAIN  2(g). FOR   AGAINST   ABSTAIN
      / /    / /       / /           / /    / /       / /



2(h). FOR   AGAINST   ABSTAIN  2(l). FOR   AGAINST   ABSTAIN
      / /    / /       / /           / /    / /       / /

2(i). FOR   AGAINST   ABSTAIN    3.  FOR   AGAINST   ABSTAIN
      / /    / /       / /           / /    / /       / /

2(j). FOR   AGAINST   ABSTAIN
      / /    / /       / /

2(k). FOR   AGAINST   ABSTAIN
      / /    / /       / /

OTHER BUSINESS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY AND ALL ADJOURNMENTS THEREOF. THE MANAGING GENERAL PARTNER AT PRESENT KNOWS OF NO OTHER BUSINESS TO BE PRESENTED BY OR ON BEHALF OF THE PARTNERSHIP OR THE MANAGING GENERAL PARTNER AT THE MEETING.



I/WE PLAN TO ATTEND THE MEETING        YES            NO
                                       / /            / /

PLEASE SIGN AND DATE BELOW.

     The undersigned hereby ratifies and confirms all that said attorneys, agents, and proxies or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies theretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Meeting and the Joint Proxy Statement/Prospectus accompanying said Notice.

THE BOARD OF DIRECTORS OF THE MANAGING GENERAL PARTNER RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE AS TO ONE OR MORE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL(S).


SIGNED:                                                DATED:             , 1998
       -----------------------------------------------       -------------
SIGNED:
       -----------------------------------------------

Please date this proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles. NOTE: SEE BELOW FOR CORRESPONDING PROPOSALS.

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            PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ABOVE

1. APPROVAL OF THE MERGER PROPOSAL. To approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of December 18, 1997 by and between the Partnership and C. Brewer Homes, Inc. ("Homes"), set forth in the Joint Proxy Statement/Prospectus for the Meeting, including without limitation to approve the merger of Homes with and into the Partnership. (The Merger Proposal will not be effectuated unless all of the Amendment Proposals are approved.)

2.  APPROVAL OF AMENDMENT PROPOSALS

    INSTRUCTIONS: The Merger Proposal will not be effectuated unless ALL of the Amendment Proposals are approved. Unitholders may vote on all of the Amendment Proposals as a group by marking a box on line 2(a). Alternatively, they may vote on amendments separately by marking the boxes opposite lines 2(b) through 2(l). IF A UNITHOLDER MARKS A BOX ON LINE 2(a), ANY VOTE ON LINES 2(b) THROUGH 2(l) WILL BE DISREGARDED.

    (a) APPROVAL OF ALL OF THE AMENDMENT PROPOSALS. To approve and adopt in its entirety the Amended and Restated Agreement of Limited Partnership as set forth in the Joint Proxy Statement/Prospectus (the "Proxy Statement").

    (b) AMENDMENTS RELATING TO CHANGE IN PARTNERSHIP NAME AND PURPOSE. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (c) AMENDMENTS RELATING TO CHANGES TO DISTRIBUTION PROVISIONS. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (d) AMENDMENTS RELATING TO CHANGES TO MANAGEMENT AND INCENTIVE FEES. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (e) AMENDMENTS RELATING TO LIMITATION OF ADDITIONAL CAPITAL CONTRIBUTIONS BY GENERAL PARTNERS. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (f) AMENDMENTS RELATING TO PARTNERSHIP MERGERS. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (g) AMENDMENTS RELATING TO ASSIGNEES, VOTING AND ADMISSION OF LIMITED PARTNERS. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (h) AMENDMENTS RELATING TO OFFICERS AND EMPLOYEES OF THE PARTNERSHIP. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (i) AMENDMENTS RELATING TO AGREEMENTS AND TRANSACTIONS WITH A GENERAL PARTNER OR RELATED PERSON. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (j) AMENDMENTS RELATING TO DISSOLUTION AND CONTINUATION OF THE PARTNERSHIP. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (k) AMENDMENTS RELATING TO TAX AND CAPITAL ACCOUNT MATTERS. To approve and adopt the amendments described under this caption in the Proxy Statement.

    (l) AMENDMENTS RELATING TO CLARIFYING, CONFORMING AND CLERICAL CHANGES AND DELETION OF OBSOLETE PROVISIONS. To approve and adopt the amendments described under this caption in the Proxy Statement.

3. APPROVAL OF THE OPTION PLAN PROPOSAL. To approve and adopt the Mauna Loa Macadamia Partners, L.P. 1998 Unit Option Plan and the issuance of options thereunder, as set forth in the Proxy Statement for the Meeting. (The Option Plan Proposal will not be effectuated unless the Merger Proposal and all of the Amendment Proposals are approved.)